                                  WAIVER LETTER

To: Wuxi Seamless Oil Pipes Company Limited,

In accordance with the Civil Mediation Agreement [(2006) Xi Min Er Chu Zi Di No.
0040] issued by Jiangsu Wuxi Intermediate People's Court, China Huayuan Group
Jiangsu Company Limied (hereinafter referred to as "Huayuan Jiangsu") shall repay to the Wuxi Branch of China Construction Bank Corporation (hereinafter referred to as "CCB Wuxi Branch") the loan principal of RMB 6 million, the relevant interest and litigation expenses, and your company and our company shall bear joint responsibility for such payment. Article 3 of such civil mediation agreement stipulates that in case we undertakes the guaranty responsibility to CCB Wuxi Branch, we shall obtain the right of recourse, that is, to directly make the claim against Huayuan Jiangsu for repayment; if Huayuan
Jiangsu fails to settle it, we may apply to the court for compulsory execution.
Therefore, on June 21 and 27, 2006, we paid to CCB Wuxi Branch the loan principal of RMB 6 million, the interest of RMB 258,043.11 and the litigation expenses of RMB 48,695, totaling RMB 6,306,738.11. On June 27, 2006, we made the claim against Huayuan Jiangsu for repayment of the above mentioned loan principal, interest and litigation expenses paid by us, but Huayuan Jiangsu failed to repay us. On July 5, 2006, we applied to Wuxi Intermediate Peoples
Court for compulsory execution against Huayuan Jiangsu.

In accordance with the above civil mediation agreement, your company and we bear the joint responsibility, but considering the above cases, we hereby agree and confirm that we have waived the rights to request your company to bear relevant responsibilities and will not request your company to repay us the above-mentioned loan principal, interests and litigation expenses. Even if we fail to reclaim such payments from Huayuan Jiangsu, we nevertheless agree waive the right of recourse against your company.

                                        Wuxi Longhua Steel Pipes Company Limited

                                                                          (Seal)

                                                          Date: January 25, 2007